Exhibit 21.1

EXHIBIT 21.1: SUBSIDIARIES OF REGISTRANT

ROSS MILLER Secretary of state 206 North Carson Street Carson City, Nevada (775) 684 5708 Website: secretaryofstate.biz Filed in the office of Secretary of State State of Nevada Business Number E0495972007-3 Filing Number 20070474188-41 Filed On 07/10/2007 Number of Pages 1 Articles of Organization Limited-Liability Company ( PURSUANT TO NRS 86) CALIFORNIA PRECIOUS METALS LLC ABOVE SPACE IS FOR OFFICE USE ONLY Check box if a Series Limited- Liability Company name 3225 Mcleud Drive # 110 Las Vegas City Los Angeles City (MANDATORY) Physical Street address 1946 Selby Avenue, Suite 306 (OPTIONAL Mailing Address Latest date upon which the company is to dissolve Company shall be managed by Michael Sheppard Name 1946 Selby Avenue, Address Name Address Los Angeles City City City State Zip Code State Zip Code State Zip code Roben C. Albini Name 1946 Selby Avenue, Suite 306 Address Signature Los Angeles City State Zip Code I hereby accept appointment as Resident Agent for the above named limited-Liability company. Authorized Signature of R.A Company must be accompanied appropriate fees.

California Precious Metals, LLC

Please review pages 2 & 3 - Cautionary Notes on Forward-Looking Statements.	1